Exhibit 99.2

CSI Compressco LP Announces Debt Exchange

Offer and Consent Solicitation

THE WOODLANDS, Texas, April 17, 2020 / PRNewswire / CSI Compressco LP (“CSI Compressco” or the “Partnership”) (NASDAQ: CCLP) and the Partnership’s wholly owned subsidiary, CSI Compressco Finance Inc. (“Finance Corp” and, together with the Partnership, the “Issuers”) today announced that they have commenced an offer to certain Eligible Holders (as defined below) described below to exchange any and all of their outstanding 7.250% Senior Unsecured Notes due 2022 (the “Unsecured Notes”) for newly issued 7.500% Senior Secured First Lien Notes due 2025 (the “New First Lien Notes”) and 7.250% Senior Secured Second Lien Notes due 2027 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New Notes”), upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated April 17, 2020 (the “Exchange Offer”).

The table below summarizes the principal economic terms of the Exchange Offer.

		Principal Amount of New First Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered		Principal Amount of New Second Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered
CUSIP Number of Unsecured Notes	Principal Amount of Unsecured Notes Outstanding	Total Consideration if Tendered Prior to the Early Tender Time	Tender Consideration if Tendered After the Early Tender Time(2)	Total Consideration if Tendered Prior to the Early Tender Time(1)	Tender Consideration if Tendered After the Early Tender Time (2)
20467BAB5	$295,930,000	$700	N/A	$750	$700

(1)	Includes the Early Tender Payment (as defined below).
(2)	Holders who tender after the Early Tender Time (as defined below) will only receive New Second Lien Notes.

Eligible Holders that validly tender and do not validly withdraw their Unsecured Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on April 30, 2020 (the “Early Tender Time”) will receive $700 in principal amount of New First Lien Notes or, as applicable and subject to proration as described below, $750 principal amount of New Second Lien Notes for each $1,000 principal amount of Unsecured Notes tendered, which includes an “Early Tender Payment” of $50 in principal amount of New Notes per $1,000 principal amount of Unsecured Notes tendered. Eligible Holders that validly tender and do not validly withdraw their Unsecured Notes in the Exchange Offer after the Early Tender Time will not be eligible to receive the Early Tender Payment and will receive $700 in principal amount of New Second Lien Notes per $1,000 principal amount of Unsecured Notes. No New First Lien Notes will be issued to Eligible Holders who tender their Unsecured Notes after the Early Tender Time.

The New First Lien Notes are being offered as additional notes under an indenture pursuant to which the Issuers issued $350,000,000 aggregate principal amount of 7.500% Senior Secured First Lien Notes on March 22, 2018 (the “Initial First Lien Notes”). The New First Lien Notes will have identical terms as the Initial First Lien Notes, other than the New First Lien Notes are expected to be issued with original issue discount for U.S. federal income tax purposes, and the New First Lien Notes and the Initial First Lien Notes will be treated as a single class of securities under such indenture. Because the New First Lien Notes are expected to be issued with original issue discount for U.S. federal income tax purposes, the New First Lien Notes are not expected to be fungible for trading purposes with the Initial First Lien Notes and will trade under different CUSIP numbers.

The New First Lien Notes and the related guarantees will be secured by a first-priority security interest in substantially all of the Partnership’s assets other than certain excluded property and the collateral securing the Partnership’s credit facility (such collateral, the “Notes Collateral”). The New Second Lien Notes will be secured by a second-priority security interest in the Notes Collateral. All untendered Unsecured Notes will be effectively junior to the New Notes and the Initial First Lien Notes as to such Notes Collateral.

All New First Lien Notes will be issued before any New Second Lien Notes are issued to Eligible Holders. The New Notes to be issued in the Exchange Offer will consist of up to $50.0 million principal amount of New First Lien Notes and up to $168.4 million of New Second Lien Notes. We will not issue more than $50 million aggregate principal amount of New First Lien Notes. In the event that an aggregate principal amount of Unsecured Notes are tendered at or prior to the Early Tender Time such that the amount of New First Lien Notes would exceed $50 million, the amount of New First Lien Notes issued to each tendering eligible holder who tenders at or prior to the Early Tender Time will be determined based on the amount of Unsecured Notes tendered by such eligible holder times a ratio of (1) $50 million to (2) the aggregate amount of all Unsecured Notes tendered by the Early Tender Time and accepted by the Issuers. The portion of tendered Unsecured Notes that are not exchanged into New First Lien Notes as a result of any such proration will be exchanged for New Second Lien Notes.

In conjunction with the Exchange Offer, the Issuers are soliciting consents (the “Consent Solicitation”) to eliminate substantially all restrictive covenants and certain of the default provisions in the indenture governing the Unsecured Notes.  Holders who tender their Unsecured Notes in the Exchange Offer will be deemed to have submitted consents pursuant to the Consent Solicitation. The consummation of the Exchange Offer is not subject to, or conditioned upon, the receipt of the requisite consents or to any minimum amount of Unsecured Notes being tendered for exchange. The consummation of the Exchange Offer and Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, including completion of the ABL Amendment (as defined in the Confidential Offering Memorandum and Consent Solicitation Statement).

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on May 14, 2020, unless extended (the “Expiration Time”). Tendered Unsecured Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on April 30, 2020, but not thereafter.

Eligible Holders that validly tender Unsecured Notes prior to the Expiration Time will also receive cash for accrued and unpaid interest on the exchanged Unsecured Notes from the last interest payment date to, but not including, the settlement date for the Exchange Offer, which is expected to occur promptly after the Expiration Time. Interest on the New Notes will accrue from (and including) the settlement date.

Available Documents and Other Details

Documents relating to the Exchange Offer will only be distributed to holders  of Unsecured Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or not a “U.S. person” under Regulation S under the Securities Act (such holders, “Eligible Holders”). Noteholders who desire to complete an eligibility form should either visit the website for this purpose at https://gbsc-usa.com/eligibility/compressco/ or request instructions by sending an e-mail to contact@gbsc-usa.com or calling Global Bondholder Services Corporation the information agent for the Exchange Offer, at (866) 794-2200.

The New Notes will not be registered under the Securities Act, or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.  Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

The complete terms and conditions of the Exchange Offer are set forth in the informational documents relating to the Exchange Offer. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The Exchange Offer and Consent Solicitation is only being made pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement and the related letter of transmittal. The Exchange Offer is not being made to holders of Unsecured Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking. The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “should” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs.  Factors that could cause such differences in future results include, but are not limited to, the risks described in the Confidential Offering Memorandum and Consent Solicitation Statement related to the Exchange Offer.

About CSI Compressco LP

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, artificial lift, transmission, processing, and storage.  CSI Compressco’s compression and related services business includes a fleet of more than 5,200 compressor packages providing approximately 1.19 million in aggregate horsepower, utilizing a full spectrum of low-, medium- and high-horsepower engines.  CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression and related services in certain Latin American markets.  CSI Compressco also designs and sells standard compressor packages and engineered, custom-designed compressor packages.  CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services, as well as the sale of compressor package parts and components manufactured by third-party suppliers.  CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, midstream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States, as well as in a number of foreign countries, including Mexico, Canada and Argentina.  CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

For further information:

CSI Compressco LP

The Woodlands, Texas

Elijio V. Serrano, Chief Financial Officer

Phone: (281) 364-2244